UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
May 6, 2019
Date of report (Date of earliest event reported)
 Universal Insurance Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33251	65-0231984
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)
1110 W. Commercial Blvd., Fort Lauderdale, Florida 33309
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code:    (954) 958-1200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 Par Value	UVE	New York Stock Exchange

ITEM 8.01	Other Events.
On May 6, 2019, Universal Insurance Holdings, Inc. (“Company”) announced that its Board of Directors authorized a new share repurchase program under which the Company may repurchase up to $40 million of its outstanding shares of common stock through December 31, 2020.
The related press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits:
99.1    Press Release dated May 6, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2019	UNIVERSAL INSURANCE HOLDINGS, INC.

/s/ Sean P. Downes
Sean P. Downes Chief Executive Officer